UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

CARRIER GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard

Palm Beach Gardens, Florida 33418

(Address of principal executive offices, including zip code)

(561) 365-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange
4.375% Notes due 2025	CARR25	New York Stock Exchange
4.125% Notes due 2028	CARR28	New York Stock Exchange
4.500% Notes due 2032	CARR32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2024, Carrier Global Corporation, on behalf of itself and certain of its affiliates (“Carrier”), entered into a Settlement and Plan Support Agreement (the “PSA”) with KFI Wind-Down Corp. (f/k/a Kidde-Fenwal, Inc.) (“KFI”), the Official Committee of Unsecured Creditors appointed in KFI’s bankruptcy case (the “Committee”), and the co-leads of the Plaintiffs’ Executive Committee (the “MDL PEC Co-Leads”) appointed in the aqueous film-forming foam (“AFFF”) multi-district litigation pending in the U.S. District Court for the District of South Carolina (the “MDL Court”).

KFI was a separate legal entity of United Technologies Corporation (“UTC”) that was spun-off with Carrier as part of Carrier’s separation from UTC in April 2020. KFI previously owned and operated a business that manufactured and sold AFFF. KFI was indirectly owned by UTC from 2005 to 2013. In May 2023, KFI filed for chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the District of Delaware (“Bankruptcy Court”). Pacific Avenue Capital Partners acquired substantially all of KFI’s assets in July 2024.

The PSA provides that Carrier will enter into three distinct settlement agreements (the “Proposed Settlements”) with KFI, the Committee, and the MDL PEC Co-Leads. Neither the PSA nor the Proposed Settlements constitute an admission of liability or wrongdoing by Carrier.

The first of the Proposed Settlements relates to estate claims (the “Estate Claims Settlement”). Estate claims include all current and future claims that Carrier is responsible for liabilities arising from KFI’s manufacture or sale of AFFF. Upon Bankruptcy Court approval, the Estate Claims Settlement will permanently resolve all present and future claims that Carrier is responsible for any liabilities of KFI, including all liabilities arising from KFI’s manufacture and sale of AFFF.

The second and third of the Proposed Settlements release a very substantial amount of current and future direct claims against Carrier (the “Direct Claims Settlements”). Direct claims allege that UTC, which indirectly owned KFI’s AFFF business for eight years, engaged in conduct independent of KFI that caused harm to AFFF claimants. Carrier agreed to indemnify UTC for these direct claims when it was spun-off from UTC.

The parties to the Direct Claims Settlements are Carrier and: (a) participating Public Water Systems, as defined in the Safe Drinking Water Act, that were tested or otherwise analyzed for per- and polyfluoroalkyl substances, including but not limited to perfluorooctanoic acid and perfluorooctanesulfonic acid (“PFAS”), and found to contain PFAS at any level prior to the date of the settlement agreements (the “Settlement Date”) and all other Public Water Systems that as of the Settlement Date: (1) are required to test, monitor, or analyze for certain PFAS under the U.S. EPA’s Fifth Unregulated Contaminant Monitoring Rule; or (2) serve more than 3,300 people according to the U.S. EPA Safe Drinking Water Information System Federal Reporting Services system; and (b) participating airports, including airports (i) that are named plaintiffs in lawsuits against Carrier or KFI in the MDL Court prior to the date of settlement, (ii) are subject to certification under 14 CFR Part 139, which subjects such airports to certain aircraft rescue or firefighting provisions, and (iii) with a PFAS detection in the soil and/or groundwater underlying such property within six months after the MDL Court preliminarily approves the settlement. Upon approval by the MDL Court, the Direct Claims Settlements resolve and enjoin all current and future AFFF-related direct claims against Carrier by these parties.

Non-settling parties may still assert direct AFFF-related claims, although we expect a vast majority of public water providers and airports will participate in the Direct Claims Settlements.

As part of the Proposed Settlements, Carrier will pay $615 million in cash payable over five (5) years, 100% of the net sale proceeds from the sale of KFI’s assets, which are estimated to be $115 million, and contribute the right to recover proceeds under certain insurance policies. Carrier will be entitled to receive up to $2.4 billion of proceeds from such insurance policies and will contribute the first $125 million of such proceeds as additional consideration in the Direct Claims Settlements. Carrier will also be entitled to any earnouts payable to KFI under the KFI sale agreement. Carrier expects insurance payments it receives, in the aggregate, to cover the full amount paid by Carrier under the Proposed Settlements.

Each of the Proposed Settlements is subject to the execution of final documentation. The Estate Claims Settlement is subject to Bankruptcy Court approval and certain conditions to settlement contained therein. The Direct Claims Settlements are subject to the approval of the MDL Court and certain conditions to settlement contained therein.

Carrier may terminate each of the Direct Claims Settlements at its option if the numbers of eligible class members opting out of each Direct Claims Settlement exceeds specified levels. Any termination of the PSA will not impact the approval or certification of the Direct Claims Settlements in the MDL Court, and any termination of one or both of the Direct Claims Settlements will not affect the Estate Claims Settlement.

The foregoing description of the PSA and the Proposed Settlements is qualified in its entirety by reference to the full text of the PSA and all annexes thereto, a copy of which will be filed as an exhibit to our next Quarterly Report on Form 10-Q. Additionally, the PSA may be obtained from the Bankruptcy Court’s website, https://ecf.deb.uscourt.gov/, for a nominal fee, or obtained free of charge by accessing the website of KFI’s claims and noticing agent at https://cases.stretto.com/public/x248/12259/PLEADINGS/1225910182480000000105.pdf.

Cautionary Statement

This Current Report on Form 8-K contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements include, among other things, statements relating to the Proposed Settlements and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements including, but not limited to: the achievement, terms and conditions of one or more final settlements; the outcome of any pending or future litigation related to AFFF or PFAS, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; the availability of any proceeds under insurance policies of Carrier or KFI; changes in laws and regulations applicable to AFFF or PFAS chemicals; the level of opt-out exclusions from any settlements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2024	CARRIER GLOBAL CORPORATION

	By:	/s/ Patrick Goris
Name: Patrick Goris Title: Senior Vice President and Chief Financial Officer